                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional Information and to the use of our reports dated February
1, 2002,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account VIII included in Post-Effective  Amendment No. 3 to the
Registration  Statement  under  the  Securities  Act of 1933  (Registration  No.
333-93947)  and  Amendment  No.  22 to  the  Registration  Statement  under  the
Investment  Company Act of 1940  (Registration  No. 811-8836) on Form N-4 of SBL
Variable Annuity Account VIII (Variflex Extra Credit) and the related  Statement of Additional  Information  accompanying the Prospectus of Variflex Extra Credit
Variable Annuity.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 8, 2002